UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 3, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

1.	TJSC, LLC

On March 3, 2015, the Company completed its previously-announced repurchase four developed franchises and one undeveloped franchise from and TJSC, LLC (the “Seller”).

The Company entered into an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) between the Company and Seller, Theodore Amendola and Scott Lewandowski. Prior to the purchase, the Seller was a franchisee under franchise agreements with the Company. The transaction (the “TJSC Transaction”) involved the repurchase of four developed franchises and one undeveloped franchise from the Seller. The Company intends to continue to operate two of the clinics opened under the developed franchises as Company-owned clinics. The Seller closed the two clinics operated under the remaining developed franchises. The Company has terminated the undeveloped franchise and may relocate it.

The total consideration for the TJSC Transaction was approximately $750,000, subject to adjustment for certain prorations, which will be funded from the proceeds of the Company’s recent initial public offering.

The foregoing description of the TJSC Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated January 30, 2015 and filed on February 5, 2015 and is incorporated herein by reference.

2.	The Joint San Gabriel Valley Group Inc.

On March 6, 2015, the Company entered into an agreement for and completed its repurchase of nine franchises in California.

The Transaction (the “San Gabriel Transaction”) was accomplished pursuant to an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) between the Company and The Joint San Gabriel Valley, Inc. (the “Seller”) and Vincent Huang, the sole shareholder of the Seller. The Seller was a franchisee under franchise agreements with the Company. The transaction involved the repurchase of two developed franchises and seven undeveloped franchises from the Seller. The Company intends to operate the clinics opened under the two developed franchises as Company-owned clinics and to terminate, re-locate or re-sell the seven undeveloped franchises.

The total consideration for the San Gabriel Transaction was approximately $300,000, subject to adjustment for certain prorations, was funded from the proceeds of the Company’s recent initial public offering.

The foregoing description of the San Gabriel Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the San Gabriel Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial information required by this item, if any, with respect to the Transactions will be filed as soon as practicable and in any event within the timeframe required by Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item, if any, with respect to the Transactions will be filed as soon as practicable and in any event within the timeframe required by Form 8-K.

(d)	Exhibits

Exhibit Number	Description

2.1	Asset and Franchise Purchase Agreement dated as of February 27, 2015 between The Joint Corp., The Joint San Gabriel Valley, Inc. and Vincent Huang

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015.

The Joint Corp.

	By	/s/ John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset and Franchise Purchase Agreement dated as of February 27, 2015 between The Joint Corp., The Joint San Gabriel Valley, Inc. and Vincent Huang

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